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                                                                    EXHIBIT 5(a)

DEFERRED VARIABLE ANNUITY APPLICATION

                                                                       [GRAPHIC]

FIRST SUNAMERICA
LIFE INSURANCE COMPANY          NEW BUSINESS DOCUMENTS
Executive Office:                with checks:                  overnight with checks:        [GRAPHIC] 1-800-445-7862
One World Financial Center        P.O. Box 100357               2710 Media Center Drive      [GRAPHIC] www.sunamerica.com
200 Liberty St., New York, NY     Pasadena, CA 91189-0357       Building #6, Suite 120
Annuity Service Center:          without checks:                Los Angeles, CA  90065
21650 Oxnard Street               P.O. Box 54299
Woodland Hills, CA 91367-4901     Los Angeles, CA 90054-0299

1 PRODUCT SELECTION Solicitation state indicates the state in which this Application is signed.

PRODUCT NAME:   Polaris Product          SOLICITATION STATE:   NY

2    OWNER(S) INFORMATION

Name       John Doe                                                            [X] Male  [ ] Female

Address    123 Any Street    Any City, NY 12345

Birth Date 3/1/1976          SSN 123-45-6789         Phone (310) 555-5555      Email myemail@home.com

JOINT OWNER (if applicable)

Name:      Jane Doe                                                                     [ ] Male  [X] Female

Address    123 Any Street    Any City, NY 12345

Birth Date 6/10/1976         SSN ###-##-####         Relationship to Owner spouse       Phone (310) 555-5555

3    ANNUITANT(S) INFORMATION

Name       John Doe                                                            [X] Male  [ ] Female

Address    123 Any Street    Any City, NY 12345

Birth Date 3/1/1976          SSN 123-45-6789         Phone (310) 555-5555      Email myemail@home.com

JOINT ANNUITANT (if applicable)

Name:      Jane Doe                                                                     [ ] Male  [X] Female

Address    123 Any Street    Any City, NY 12345

Birth Date 6/10/1976         SSN ###-##-####         Relationship to Owner spouse       Phone (310) 555-5555

FSA-579EJ (11/10)

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                                                                     Page 2 of 5

4    BENEFICIARY INFORMATION

If the beneficiary type is not selected, the beneficiary will be designated as "primary." Multiple beneficiaries will share the death benefit equally unless otherwise specified. For non-individually owned, custodially held IRAs, 457, and qualified plans, if no beneficiary is listed, the beneficiary will default to the Owner listed on this Application.

                         BIRTH DATE/                                                          IRREVOCABLE
NAME (FIRST, MI, LAST)   TRUST DATE    BENEFICIARY TYPE   RELATIONSHIP     SSN/TIN      %     BENEFICIARY?
----------------------   -----------   ----------------   ------------   -----------   ----   -------------
John Doe Jr              7/15/2007     Primary            Son            111-11-1111   100%   Y

5    CONTRACT TYPE AND SOURCE OF FUNDS

     Initial payment: Make check payable to First SunAmerica Life Insurance Company. If this is a 1035 Exchange or transfer, please complete the appropriate 1035 Exchange/Transfer form and submit it with this Application. See prospectus for minimum Purchase Payment amounts.

     TYPE OF PLAN: NON-QUALIFIED   SOURCE OF FUNDS:
                                   [X] 1035 Exchange   [ ] Transfer

                                   [X] Rollover        [ ] Contribution

                                                       IRA Tax Year: ___________

6    BENEFIT ELECTIONS

     I am electing an optional living benefit      [X] YES      [ ] NO
     I am electing an optional death benefit       [ ] YES      [ ] NO

     Once elected by the Owner, optional benefits may not be changed or terminated (with the exception of living benefit elections). See your registered representative/licensed agent and/or the prospectus for information about optional elections, including availability and the maximum issue age. Investment requirements apply to certain optional benefits.

6(a). LIVING BENEFIT ELECTION:

Guaranteed Minimum Withdrawal For Life Benefit: Income Plus - Single Life

6(b). DEATH BENEFIT ELECTION:

Death Benefit: Maximum Anniversary Value

6(c). TOTAL EXPECTED PREMIUM:
      $100,000

FSA-579EJ (11/10)

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                                                                     Page 3 of 5

7    INVESTMENT SELECTION / OPTIONAL SERVICE FEATURES

                                                            INITIAL
FUND MANAGER                         FUND NAME              PAYMENT %
------------                         ---------              ---------
Wellington Management Company, LLP   Capital Appreciation   100%

FUND MANAGER                         FUND NAME              DCA TARGET %
------------                         ---------              -----------


FSA-579EJ (11/10)

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                                                                     Page 4 of 5

7    INVESTMENT SELECTION / OPTIONAL SERVICE FEATURES (CONTINUED)

7(a). OPTIONAL  PROGRAMS
      [ ] SYSTEMATIC  WITHDRAWAL

      [ ] SYSTEMATIC  INVESTMENT

      [X] AUTOMATIC ASSET REBALANCING
          Frequency: Quarterly

7(b). ELECTRONIC TRANSACTION AND ELECTRONIC DELIVERY AUTHORIZATION
      [ ] YES      [X] NO     ELECTRONIC TRANSACTION AUTHORIZATION

     As the Owner, I will receive this privilege automatically. If a Contract has Joint Owners, each Owner may individually make electronic requests. By checking "Yes," I am also authorizing and directing the Company to act on electronic instructions from any other person(s) authorized by the Owner of the Contract who can furnish proper identification. The Company will use reasonable procedures as established by the Company to confirm that these instructions are authorized and genuine .

     IF NO SELECTION IS MADE, THE COMPANY WILL ASSUME THAT YOU DO NOT AUTHORIZE ELECTRONIC REQUESTS.

     [ ] YES       [X] NO     ELECTRONIC DELIVERY CONSENT

     I consent to electronic delivery by the Company, when available, of:

          - Legal disclosure materials (prospectuses and prospectus supplements for the variable annuity and the underlying funds and annual and semiannual reports for the underlying funds).

          -    Account documents (quarterly statements and confirmations).

          - Related correspondence (privacy notice and other notices to customers).

     I confirm that I have access to a computer with the hardware and software necessary (Adobe Acrobat(R) , Internet access, and an active email account) to receive this information electronically--in the form of a compact disc, by email, or by notice to me of a document's availability on the Company website. I confirm that I have the ability to retrieve and retain electronic communications that are subject to this consent. I understand that I must provide my email address under Section 2 of the Application to use this service.

     I understand that:

          - There is no charge for electronic delivery, although I may incur the costs of Internet access and computer usage.

          - I may always request a paper copy of this information at any time for no charge, even though I consent to electronic delivery.

          - The Company is not required to deliver this information electronically and may discontinue electronic delivery in whole or part at any time.

     This consent is effective until further notice by the Company or until I revoke it.

     Please call 1-800-445-7862 if you would like to revoke your consent, receive a paper copy of any of the above information via U.S. mail, or need to update your email address indicated in Section 2 of this Application.

8    ACKNOWLEDGEMENTS AND SIGNATURE(S)

8(a). REPLACEMENT
      [ ] Yes   [X] No     Do you have any existing life insurance or annuity
                           contracts?

      [ ] Yes   [X] No     Will the purchase of this annuity result in the
                           replacement, termination or change in value of any existing life insurance or annuity contract s?

      If yes to either of the above, please provide the information on the required forms and include them with this Application.

FSA-579EJ (11/10)

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                                                                     Page 5 of 5

8    ACKNOWLEDGEMENTS AND SIGNATURE(S) (CONTINUED)

8(b). STATEMENT OF OWNER(S)

     MY ANSWERS TO THE ABOVE QUESTIONS ARE TRUE AND CORRECT TO THE BEST OF MY KNOWLEDGE AND BELIEF. I AGREE THAT THIS APPLICATION SHALL BE ATTACHED TO AND MADE A PART OF ANY CONTRACT ISSUED BY THE COMPANY. FURTHER,

     - I ACKNOWLEDGE RECEIPT OF THE CURRENT PROSPECTUSES FOR THIS VARIABLE ANNUITY AND THE APPLICABLE UNDERLYING FUNDS OF THE TRUSTS. I HAVE READ THEM CAREFULLY AND UNDERSTAND THEIR CONTENTS.

     - I UNDERSTAND THAT ALL PURCHASE PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF THE VARIABLE PORTFOLIOS, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT BY THE COMPANY, THE U.S. GOVERNMENT, OR ANY STATE GOVERNMENT; ARE NOT FEDERALLY INSURED BY THE FDIC, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY, FEDERAL OR STATE.

     - IF I AM FUNDING A TAX-QUALIFIED RETIREMENT PLAN WITH THIS ANNUITY, I UNDERSTAND THAT THE ANNUITY DOES NOT PROVIDE ANY ADDITIONAL TAX DEFERRAL TREATMENT BEYOND THAT WHICH I ALREADY HAVE UNDER MY PLAN.

     - I UNDERSTAND THAT THE COMPANY MAY ALLOCATE MY PURCHASE PAYMENT(S) AND ANY INITIAL PAYMENT ENHANCEMENT(S), IF APPLICABLE, TO THE CASH MANAGEMENT INVESTMENT OPTION UNTIL THE END OF THE RIGHT-TO-EXAMINE PERIOD.

Owner's signature: ________________________________________  Date: _____________

Joint owner's signature (if applicable): __________________  Date: _____________

9    REGISTERED REPRESENTATIVE/LICENSED AGENT INFORMATION AND SIGNATURE(S)

[ ] Yes  [X] No     Do you have reason to believe that the applicant has any
                    existing life insurance or annuity contracts?

[ ] Yes  [X] No     Do you have reason to believe that any existing life
                    insurance or annuity contract has been (or will be) replaced, surrendered, withdrawn from, loaned against, changed, or otherwise reduced in value in connection with this transaction assuming that the Contract applied for will be issued?

I affirm that I have instructed the applicant to answer the questions in Section 8(a) appropriately. If the answer is "yes," I am providing the information on the required forms and including them with this Application.

I certify that all information I have taken from the Owner has been truly and accurately recorded on this Application.

1. Registered Representative's/Licensed Agent's Signature ______________________

Registered Representative's/Licensed Agent's name (please print) Joe Agent

Address: 58910 Agent Street

Phone (310) 555-1245     Licensed Agent ID number 123ABC     Email joe@agent.com

Broker / Dealer firm name ABC Broker

2. Registered Representative's/Licensed Agent's name (please print) ____________

Address: _______________________________________________________________________

Phone __________________ Licensed Agent ID number ______     Email _____________

Broker / Dealer firm name ______________________________________________________

FSA-579EJ (11/10)